Exhibit 99.1

Contact:	Richard S. Lindahl
	Chief Financial Officer	1919 North Lynn Street
	(571) 303-6956	Arlington, Virginia 22209
	c/o June Connor	www.cebglobal.com

CEB REPORTS FIRST QUARTER RESULTS AND UPDATES 2014 GUIDANCE

Company Achieves Q1 Total Revenue Growth of 10.1% and CEB Segment Contract Value Growth of 13.1%

ARLINGTON, Va. – April 29, 2014 – The Corporate Executive Board Company (“CEB” or the “Company”) (NYSE: CEB) today announced financial results for the first quarter ended March 31, 2014. Revenue increased 10.1% to $209.4 million in the first quarter of 2014 from $190.3 million in the first quarter of 2013. Net income in the first quarter of 2014 was $7.7 million, or $0.22 per diluted share, compared to $11.2 million, or $0.33 per diluted share, in the same period of 2013. Adjusted net income was $18.3 million and Non-GAAP diluted earnings per share were $0.54 in the first quarter of 2014 compared to $22.7 million and $0.67 in the same period of 2013, respectively.

“We are off to a solid start in 2014, delivering growth metrics and financial outcomes consistent with our operating plan and seasonal patterns,” said Tom Monahan, Chairman and CEO. “We are raising our revenue outlook due to the acquisition of KnowledgeAdvisors, Inc. and while first quarter earnings were impacted by foreign exchange rates and timing factors, we remain on track to achieve our previously discussed full-year earnings guidance. As we move forward across the year, our teams remain focused on delivering the unique insights, valuable analytics, and outstanding service that drives member and client impact and reinforces the power of the CEB brand.”

OUTLOOK FOR 2014

The Company’s updated 2014 annual guidance is as follows: Adjusted revenue of $910 to $935 million, revenue of $904 to $929 million, capital expenditures of $31 to $35 million, Non-GAAP diluted earnings per share of $3.15 to $3.40, an Adjusted EBITDA margin between 24.5% and 25.0%, acquisition related costs of $3 million and depreciation and amortization expense of $70 to $72 million. Adjusted revenue refers to revenue before the impact of the reduction of SHL and KnowledgeAdvisors revenue recognized in the post-acquisition period to reflect the adjustment of deferred revenue at the acquisition date to fair value. The estimated reduction in 2014 revenue to reflect the impact of the deferred revenue fair value adjustment is approximately $6 million.

SEGMENT HIGHLIGHTS

The CEB segment includes the historical CEB products and services provided to senior executives and their teams to drive corporate performance. In addition, the CEB segment includes the previously disclosed acquisitions in February 2014 of Talent Neuron, a provider of market intelligence technology tools based on large-scale data analytics, and KnowledgeAdvisors, a provider of analytics solutions for talent development professionals. The 2014 financial results only include the results of operations of Talent Neuron and KnowledgeAdvisors from their respective date of acquisition. The SHL Talent Measurement segment includes the SHL products and services of cloud-based solutions for talent assessment and talent mobility, as well as professional services that support those solutions. PDRI, a subsidiary acquired as part of the SHL acquisition, is included in the CEB segment. PDRI provides customized personnel assessment and performance management tools and services primarily to various agencies of the US government and also to commercial enterprises.

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CEB Reports First Quarter Results and Updates 2014 Guidance

April 29, 2014

CEB Segment

Revenue increased 8.5% in the first quarter of 2014 to $160.7 million from $148.1 million in the same period of 2013. There was $1.4 million of KnowledgeAdvisors and Talent Neuron revenue included in CEB segment revenue in the first quarter of 2014. Adjusted EBITDA in the first quarter of 2014 was $35.2 million compared to $38.8 million in the same period of 2013. Adjusted EBITDA margin in the first quarter of 2014 was 21.9% of segment Adjusted revenue compared to 26.2% in the first quarter of 2013.

Contract Value at March 31, 2014 increased 13.1% to $620.8 million compared to $548.7 million at March 31, 2013. Wallet retention rate at March 31, 2014 was 99% compared to 100% at March 31, 2013. Contract Value per member institution increased 2.2% at March 31, 2014 to $94,462 from $92,422 at March 31, 2013.

SHL Talent Measurement Segment

Revenue increased in the first quarter of 2014 to $48.7 million from $42.1 million in the same period of 2013. Adjusted revenue increased in the first quarter of 2014 to $49.7 million from $46.6 million in the same period of 2013. Adjusted EBITDA in the first quarter of 2014 was $5.7 million compared to $8.4 million in the same period of 2013. Adjusted EBITDA margin in the first quarter of 2014 was 11.5% of segment Adjusted revenue compared to 17.9 % in the first quarter of 2013.

Wallet retention rate at March 31, 2014 was 103% compared to 96% at March 31, 2013. Unlike CEB members, a majority of SHL Talent Measurement customers do not typically enter into contracts for fixed periods, so Contract Value is not a relevant operating statistic for the segment.

NON-GAAP FINANCIAL MEASURES

This press release and the accompanying tables, as well as earnings discussions, include a discussion of Adjusted revenue, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, and Non-GAAP diluted earnings per share, all of which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The term “Adjusted revenue” refers to revenue before the impact of the reduction of SHL and KnowledgeAdvisors revenue recognized in the post-acquisition period to reflect the adjustment of deferred revenue at the acquisition date to fair value (the “deferred revenue fair value adjustment”).

The term “Adjusted EBITDA” refers to net income before loss from discontinued operations, net of provision for income taxes; interest expense, net; depreciation and amortization; provision for income taxes; the impact of the deferred revenue fair value adjustment; acquisition related costs; impairment loss; debt extinguishment costs; share-based compensation; costs associated with exit activities; restructuring costs; and gain on acquisition.

The term “Adjusted EBITDA margin” refers to Adjusted EBITDA as a percentage of Adjusted revenue.

The term “Adjusted net income” refers to net income before loss from discontinued operations, net of provision for income taxes and excludes the after tax effects of the impact of the deferred revenue fair value adjustment; acquisition related costs; share-based compensation; impairment loss; debt extinguishment costs; amortization of acquisition related intangibles; costs associated with exit activities; restructuring costs; and gain on acquisition.

“Non-GAAP diluted earnings per share” refers to diluted earnings per share before the per share effect of loss from discontinued operations, net of provision for income taxes and excludes the after tax per share effects of the impact of the deferred revenue fair value adjustment; acquisition related costs; share-based compensation; impairment loss; debt extinguishment costs; amortization of acquisition related intangibles; costs associated with exit activities; restructuring costs; and gain on acquisition.

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CEB Reports First Quarter Results and Updates 2014 Guidance

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We believe that these non-GAAP financial measures are relevant and useful supplemental information for evaluating our results of operations as compared from period to period and as compared to our competitors. We use these non-GAAP financial measures for internal budgeting and other managerial purposes, including comparison against our competitors, when publicly providing our business outlook, and as a measurement for potential acquisitions. These non-GAAP financial measures are not defined in the same manner by all companies and therefore may not be comparable to other similarly titled measures used by other companies.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

•	Certain business combination accounting entries and expenses related to acquisitions: We have adjusted for the impact of the deferred revenue fair value adjustment, amortization of acquisition related intangibles, and acquisition related costs. We incurred transaction and certain other operating expenses in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. We believe that excluding these acquisition related items from our non-GAAP financial measures provides useful supplemental information to our investors and is important in illustrating what our core operating results would have been had we not incurred these acquisition related items since the nature, size, and number of acquisitions can vary from period to period.

•	Share-based compensation: Although share-based compensation is a key incentive offered to our employees, we evaluate our operating results excluding such expense. Accordingly, we exclude share-based compensation from our non-GAAP financial measures because we believe it provides valuable supplemental information that helps investors have a more complete understanding of our operating results. In addition, we believe the exclusion of this expense facilitates the ability of our investors to compare our operating results with those of other peer companies, many of which also exclude such expense in determining their non-GAAP measures, given varying valuation methodologies, subjective assumptions, and the variety and amount of award types that may be utilized.

•	Impairment loss and debt extinguishment costs: We believe that excluding these items from our non-GAAP financial measures provides useful supplemental information to our investors and is important in illustrating what our core operating results would have been had we not incurred these items. We exclude these items because management does not believe they correlate to the ongoing operating results of the business.

These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying tables.

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CEB Reports First Quarter Results and Updates 2014 Guidance

April 29, 2014

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, all statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to our 2014 annual guidance. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the US Securities and Exchange Commission (“SEC”), and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to changing member needs and demands, our potential failure to develop and sell, or expand sales markets for our SHL Talent Measurement tools and services, our potential inability to attract and retain a significant number of highly skilled employees or successfully manage succession planning issues, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential inability to adequately maintain and protect our information technology infrastructure and our member and client data, potential confusion about our rebranding, including our integration of the SHL brand, our potential exposure to loss of revenue resulting from our unconditional service guarantee, exposure to litigation related to our content, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates, assumptions or revenue recognition policies used to prepare our consolidated financial statements, including those related to testing for potential goodwill impairment, our potential inability to make, integrate and maintain acquisitions and investments, the amount and timing of the benefits expected from acquisitions and investments, the risk that we will be required to recognize additional impairments to the carrying value of the significant goodwill and amortizable intangible asset amounts included in our balance sheet as a result of our acquisitions, which would require us to record charges that would reduce our reported results, our potential inability to effectively manage the risks associated with the indebtedness we incurred and the senior secured credit facilities we entered into in connection with our acquisition of SHL or any additional indebtedness we may incur in the future, our potential inability to effectively manage the risks associated with our international operations, including the risk of foreign currency exchange fluctuations, our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially in light of ongoing uncertainty in the worldwide economy, the US economy (including sequestration under the Budget Control Act of 2011), and possible volatility of our stock price. Various important factors that could cause our actual results to differ from our expected or historical results are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the SEC, including, but not limited to, our 2013 Annual Report on Form 10-K filed on March 3, 2014. The forward-looking statements in this press release are made as of April 29, 2014, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT CEB

CEB, the leading member-based advisory company, equips more than 10,000 organizations around the globe with insights, tools and actionable solutions to transform enterprise performance. By combining advanced research and analytics with best practices from member companies, CEB helps leaders realize outsized returns by more effectively managing talent, information, customers and risk. Member companies include nearly 90% of the Fortune 500, more than 75% of the Dow Jones Asian Titans, and 85% of the FTSE 100. More at cebglobal.com.

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CEB Reports First Quarter Results and Updates 2014 Guidance

April 29, 2014

THE CORPORATE EXECUTIVE BOARD COMPANY

Financial Highlights and Other Operating Statistics

	Selected Percentage Changes	Three Months Ended March 31,
		2014	2013
Financial Highlights:
(In thousands, except per share data)

Revenue	10.1%	$209,437	$190,272
Adjusted revenue	8.2%	$210,721	$194,781
Net income	(31.7)%	$7,656	$11,208
Adjusted net income	(19.2)%	$18,324	$22,687
Adjusted EBITDA	(13.2)%	$40,947	$47,182
Adjusted EBITDA margin		19.4%	24.2%
Diluted earnings per share	(33.3)%	$0.22	$0.33
Non-GAAP diluted earnings per share	(19.4)%	$0.54	$0.67

Other Operating Statistics:
CEB segment Contract Value (in thousands) (1)	13.1%	$620,830	$548,706
CEB segment Member institutions (2)	10.6%	6,559	5,929
CEB segment Contract Value per member institution (2)	2.2%	$94,462	$92,422
CEB segment Wallet retention rate (3)		99%	100%
SHL Talent Measurement segment Wallet retention rate (4)		103%	96%

(1)	We define “CEB segment Contract Value,” at the end of the quarter, as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement. CEB segment Contract Value at March 31, 2014 includes $17.1 million from KnowledgeAdvisors and Talent Neuron. CEB segment Contract Value does not include the impact of PDRI.
(2)	We define “CEB segment Member institutions,” at the end of the quarter, as member institutions with Contract Value in excess of $10,000. The same definition is applied to “CEB segment Contract Value per member institution.”
(3)	We define “CEB segment Wallet retention rate,” at the end of the quarter, as the total current year segment Contract Value from prior year members as a percentage of the total prior year segment Contract Value. The CEB segment Wallet retention rate does not include the impact of PDRI.
(4)	We define “SHL Talent Measurement segment Wallet retention rate,” at the end of the quarter on a constant currency basis, as the last current 12 months of total segment Adjusted revenue from prior year customers as a percentage of the prior 12 months of total segment Adjusted revenue.

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CEB Reports First Quarter Results and Updates 2014 Guidance

April 29, 2014

THE CORPORATE EXECUTIVE BOARD COMPANY

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
	(unaudited)

Revenue (1)	$209,437	$190,272
Costs and expenses:
Cost of services	78,187	70,991
Member relations and marketing	67,348	55,658
General and administrative	27,591	25,217
Acquisition related costs (2)	1,339	998
Depreciation and amortization	16,494	14,706

Total costs and expenses	190,959	167,570

Operating profit	18,478	22,702
Other (expense) income, net
Interest income and other (3)	(510)	1,552
Interest expense	(4,926)	(6,400)

Other (expense) income, net	(5,436)	(4,848)

Income before provision for income taxes	13,042	17,854
Provision for income taxes	5,386	6,646

Net income	$7,656	$11,208

Basic earnings per share	$0.23	$0.34
Diluted earnings per share	$0.22	$0.33

Weighted average shares outstanding
Basic	33,639	33,379
Diluted	34,072	33,797

Percentages of Adjusted Revenue
Cost of services	37.1%	36.4%
Member relations and marketing	32.0%	28.6%
General and administrative	13.1%	12.9%
Depreciation and amortization	7.8%	7.6%
Operating profit	8.8%	11.7%
Adjusted EBITDA (4)	19.4%	24.2%

(1)	Net of a $1.3 million and $4.5 million reduction to reflect the impact of the deferred revenue fair value adjustment in the three months ended March 31, 2014 and 2013, respectively.
(2)	Acquisition related costs in the three months ended March 31, 2014 primarily relate to the transaction costs associated with the acquisition of KnowledgeAdvisors and Talent Neuron. Acquisition related costs in the three months ended March 31, 2013 primarily relate to integration costs associated with the SHL acquisition.
(3)	Interest income and other in the three months ended March 31, 2014 includes a $0.2 million increase in the fair value of deferred compensation plan assets, $0.1 million of interest income, and $0.1 million of other income offset by a $0.9 million net foreign currency loss. Interest income and other in the three months ended March 31, 2013 includes a $0.8 million increase in the fair value of deferred compensation plan assets, $0.1 million of interest income, and $0.6 million of other income.
(4)	See “Non-GAAP Financial Measures” for further explanation.

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CEB Reports First Quarter Results and Updates 2014 Guidance

April 29, 2014

THE CORPORATE EXECUTIVE BOARD COMPANY

Segment Operating Results

(In thousands)

	Three Months Ended March 31,
	2014	2013

Adjusted Revenue (1)
CEB segment	$161,019	$148,139
SHL Talent Measurement segment (2)	49,702	46,642

	$210,721	$194,781

Adjusted EBITDA (1)
CEB segment	$35,241	$38,821
SHL Talent Measurement segment	5,706	8,361

	$40,947	$47,182

Adjusted EBITDA Margin (1)
CEB segment	21.9%	26.2%
SHL Talent Measurement segment	11.5%	17.9%
Consolidated	19.4%	24.2%

(1)	See “Non-GAAP Financial Measures” for further explanation.
(2)	Includes a $1.3 million and $4.5 million increase to revenue in the three months ended March 31, 2014 and 2013, respectively, to reflect the impact of the deferred revenue fair value adjustment.

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CEB Reports First Quarter Results and Updates 2014 Guidance

April 29, 2014

THE CORPORATE EXECUTIVE BOARD COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$151,642	$119,554
Accounts receivable, net (1)	194,572	271,264
Deferred income taxes, net	19,054	17,524
Deferred incentive compensation	26,504	24,472
Prepaid expenses and other current assets	37,357	29,355

Total current assets	429,129	462,169

Deferred income taxes, net	376	1,230
Property and equipment, net	114,460	106,854
Goodwill	489,392	442,775
Intangible assets, net	327,575	309,692
Other non-current assets	60,458	60,955

Total assets	$1,421,390	$1,383,675

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$76,402	$85,294
Accrued incentive compensation	63,032	61,498
Deferred revenue (2)	454,532	416,367
Deferred income taxes, net	1,063	969
Debt – current portion	10,271	10,274

Total current liabilities	605,300	574,402

Deferred income taxes	57,409	48,553
Other liabilities	115,737	115,424
Debt – long term	502,987	505,554

Total liabilities	1,281,433	1,243,933

Total stockholders’ equity	139,957	139,742

Total liabilities and stockholders’ equity	$1,421,390	$1,383,675

(1)	Includes accounts receivable, net of $69.5 million at March 31, 2014 related to the SHL Talent Measurement segment, PDRI, and KnowledgeAdvisors and $64.0 million at December 31, 2013 related to the SHL Talent Measurement segment and PDRI.
(2)	Includes deferred revenue of $77.6 million at March 31, 2014 related to the SHL Talent Measurement segment, PDRI, and KnowledgeAdvisors and $61.2 million at December 31, 2013 related to the SHL Talent Measurement segment and PDRI.

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CEB Reports First Quarter Results and Updates 2014 Guidance

April 29, 2014

THE CORPORATE EXECUTIVE BOARD COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2014	2013
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,656	$11,208
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	16,494	14,706
Amortization of credit facility issuance costs	642	799
Deferred income taxes	(1,150)	5,582
Share-based compensation	3,980	2,766
Excess tax benefits from share-based compensation arrangements	(2,627)	(3,484)
Net foreign currency remeasurement loss (gain)	259	(619)
Changes in operating assets and liabilities:
Accounts receivable, net	82,742	61,165
Deferred incentive compensation	(2,140)	(3,716)
Prepaid expenses and other current assets	(7,190)	2,439
Other non-current assets	5	328
Accounts payable and accrued liabilities	(15,280)	(21,312)
Accrued incentive compensation	1,576	1,071
Deferred revenue	28,946	33,041
Other liabilities	605	7,381

Net cash flows provided by operating activities	114,518	111,355

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(11,033)	(8,759)
Acquisition of businesses, net of cash acquired	(58,959)	—

Net cash flows used in investing activities	(69,992)	(8,759)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of credit facility	(2,688)	(23,313)
Proceeds from the exercise of common stock options	—	1,098
Proceeds from the issuance of common stock under the employee stock purchase plan	249	142
Excess tax benefits from share-based compensation arrangements	2,627	3,484
Withholding of shares to satisfy minimum employee tax withholding for equity awards	(4,490)	(4,544)
Payment of dividends	(8,826)	(7,513)

Net cash flows used in financing activities	(13,128)	(30,646)

Effect of exchange rates on cash	690	(2,658)

Net increase in cash and cash equivalents	32,088	69,292
Cash and cash equivalents, beginning of year	119,554	72,699

Cash and cash equivalents, end of year	$151,642	$141,991

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CEB Reports First Quarter Results and Updates 2014 Guidance

April 29, 2014

THE CORPORATE EXECUTIVE BOARD COMPANY

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

A reconciliation of each of the non-GAAP measures to the most directly comparable GAAP measure is provided below.

Adjusted Revenue

	Three Months Ended March 31, 2014			Three Months Ended March 31, 2013
	CEB	SHL	Total	CEB	SHL	Total
Revenue	$160,719	$48,718	$209,437	$148,139	$42,133	$190,272
Impact of the deferred revenue fair value adjustment	300	984	1,284	—	4,509	4,509

Adjusted revenue	$161,019	$49,702	$210,721	$148,139	$46,642	$194,781

Adjusted EBITDA

	Three Months Ended March 31, 2014			Three Months Ended March 31, 2013
	CEB	SHL	Total	CEB	SHL	Total
Net income (loss)	$10,482	$(2,826)	$7,656	$14,770	$(3,562)	$11,208
Interest expense, net	4,674	134	4,808	6,349	—	6,349
Depreciation and amortization	7,792	8,702	16,494	7,207	7,499	14,706
Provision for income taxes	7,137	(1,751)	5,386	7,054	(408)	6,646
Impact of the deferred revenue fair value adjustment	300	984	1,284	—	4,509	4,509
Acquisition related costs	1,339	—	1,339	830	168	998
Share-based compensation	3,517	463	3,980	2,611	155	2,766

Adjusted EBITDA	$35,241	$5,706	$40,947	$38,821	$8,361	$47,182

Adjusted EBITDA margin	21.9%	11.5%	19.4%	26.2%	17.9%	24.2%

Adjusted Net Income

	Three Months Ended March 31,
	2014	2013
Net income	$7,656	$11,208
Impact of the deferred revenue fair value adjustment (1)	908	3,210
Acquisition related costs (1)	802	624
Share-based compensation (1)	2,458	1,690
Amortization of acquisition related intangibles (1)	6,500	5,955

Adjusted net income	$18,324	$22,687

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CEB Reports First Quarter Results and Updates 2014 Guidance

April 29, 2014

Non-GAAP Earnings per Diluted Share

	Three Months Ended March 31,
	2014	2013
Diluted earnings per share	$0.22	$0.33
Impact of the deferred revenue fair value adjustment (1)	0.03	0.10
Acquisition related costs (1)	0.03	0.01
Share-based compensation (1)	0.07	0.05
Amortization of acquisition related intangibles (1)	0.19	0.18

Non-GAAP diluted earnings per share	$0.54	$0.67

(1)	Adjustments are net of the annual estimated income tax effect using statutory rates based on the relative amounts allocated to each jurisdiction. The following income tax rates were used: 29% in 2014 and 2013 for the deferred revenue fair value adjustment; 40% in 2014 and 37% in 2013 for acquisition related costs; 38% in 2014 and 39% in 2013 for share-based compensation; and 30% in 2014 and 32% in 2013 for amortization of acquisition related intangibles.

With respect to our 2014 annual guidance, reconciliations of net income to Adjusted EBITDA, net income to Adjusted net income, and GAAP diluted earnings per share to Non-GAAP diluted earnings per share as projected for 2014 are not provided because we cannot, without unreasonable effort, determine the components of net income and GAAP diluted earnings per share to provide reconciliations with certainty at this time.

INVESTOR DAY

CEB will hold its annual Investor Day for institutional investors and sell-side analysts at its Waterview headquarters in Arlington, Virginia on June 18, 2014. At the Investor Day, members of our senior leadership team will review the Company’s business portfolio, strategy for growth, and financial performance. The Investor Day is by invitation only and registration is required. It will also be webcast live via the Internet on our web site and a replay will be available following the event.

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